EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into this 14th day of May 2007, among National City Cable, Inc., an California corporation (the "Acquired Company"), each of the shareholders of the Acquired Company, as set forth below (each a "Shareholder," and together, the "Shareholders") (the Acquired Company and the Shareholders together, the "Sellers"), and NexHorizon Communications, Inc., a Delaware corporation or a wholly-owned subsidiary, (the "Buyer").

                                    RECITALS

         WHEREAS, the Acquired Company owns and operates a business, including without limitation, plant, equipment and infrastructure, engaged in providing cable television and Internet services in and around National City, California (such business, including the plant, equipment and infrastructure, the "TV and Internet Systems"); and

         WHEREAS, the Shareholders own 100% of the issued and outstanding capital stock of the Acquired Company; and

         WHEREAS, the Buyer desires to purchase from the Shareholders 100% of the issued and outstanding shares of the Acquired Company's no par value Class A and Class B common stock (the "Acquired Company Shares") in consideration for an Unsecured Promissory Balloon Note ("Promissory Note") and Buyer's Common Stock, pro rata to their respective ownership in the Acquired Company, pursuant to., the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW  THEREFORE,   in   consideration   of  the  mutual   covenants  and
consideration herein provided, the parties hereto (the "Parties") agree as follows:

1.       PURCHASE AND SALE OF SHARES.

         1.1 Shares Purchased and Sold. Subject to the terms and conditions of this Agreement, at the Consummation provided for in Section 2.01 hereof (the "Consummation"), each of the Shareholders shall sell, assign and deliver to the Buyer, in a form acceptable to Buyer and its counsel, the number of Acquired Company Shares set forth below opposite the Shareholder's name, and the Buyer shall purchase such shares from each Shareholder, free and clear of all liens, claims, options, and charges.

                          Number of        Number of       Total          %
   Shareholder        Class A Shares     Class B Shares   Shares      of Total
   -----------        --------------     --------------   ------      --------
   Barbara Altbaum           826,021                  0    826,021      93.77%
   TBD                             0             54,880     54,880       6.23%
   TBD
   TBD

   Total Shares              826,021             54,880    880,901    100.00%
                             ------------------------------------------------

     1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, and agreements of the Shareholders and the Acquired Company contained herein and in consideration of the aforesaid sale, assignment, and delivery of the Acquired Company Shares, the Buyer shall deliver at the Consummation in full payment for aforesaid sale, assignment, and delivery of the shares, at a purchase price of $750,000 broken out as $150,000 in cash, an eighteen (18) month $225,000 unsecured Promissory Notes and $375,000 in Buyers stock (the "Unadjusted Price"), which includes the consideration for the Shareholders covenant not to compete (Section 5.14), for the Acquired Company Shares, subject to adjustment pursuant to the provisions of
Section 2.__(said amount, as adjusted, the "Purchase Price").

     The $375,000 worth of Buyer's common stock representing _______ of the Buyer Shares, valued at $_____ per share (share price determined average Consummation "ask" price 5 business days prior to Consummation); Relevant thereto, Buyer hereby agrees and acknowledges that it shall provide Sellers with "piggyback" registration rights to the Buyer Shares referenced herein in order to register said shares under the Securities Act of 1933, as amended, with the US Securities and Exchange Commission, which rights are more fully described in that certain Registration Rights Agreement by and between the parties hereto, a copy of which is attached hereto and incorporated herein as Exhibit "A." Further, Sellers agree to execute and deliver to the Buyer that certain "Leakout Agreement" relevant to the Buyer Shares, a copy of which is attached hereto and incorporated herein as Exhibit B;" In addition, the Buyer agrees to provide "Floor Protection" of the shares the Seller acquires as part of this transaction as long as the balloon note is still in place. The protection, better described in Exhibit C, defines that if the Seller actually sells stock in a major market at a price lower than the original stock price identified at Consummation, the Buyer will replace the actual loss either in cash or common shares at the Buyer's option.

     The Seller shall payoff all liabilities up to the Consummation Date. The payment of the Purchase Price shall be fixed. Outside of the Seller paying off all liabilities up to the Consummation date there will be no adjustments to the purchase price.

     A final reconciliation of the Sellers accounts receivable will be made 180 days after the Consummation date. Any liabilities that are received after the Consummation date but are for services provided before the Consummation date will be netted against the accounts receivable outstanding at the Consummation date. After 180 days, if there is any cash left from the accounts receivable balance a final check will be sent to the Seller. If there is an amount owed to the Buyer it will be netted back against the outstanding Note Due to the Seller.

     From the Consummation date and as long as the Buyer still owns the high speed internet network, as long as the Seller still resides within the physical abilities of the network, the Buyer will provide high speed internet service to the Seller at no charge.

     1.3 Liabilities for Which Shareholders Are Responsible. Notwithstanding any other provisions herein, neither the Acquired Company nor the Buyer shall be liable for any liabilities, fees or expenses, all of which shall be paid in full up to and at the Consummation Date.


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

     In the event the Buyer or the Acquired Company, after the Consummation, becomes responsible for the payment of any such amounts, the Buyer shall offset such amounts first from the accounts receivable balance if any and second from the unsecured promissory note described in Section 2.2, below.

2.  CLOSING AND CONSUMMATION.
    ------------------------

         2.1 Time and Place. The closing of this transaction contemplated by this Agreement shall occur on or before May ___, 2007. With the document executed it will be held in escrow pending completion of an audit of the financial statements. On the first of the month thereafter audit completion, the transfer and delivery of the Acquired Company Shares to the Buyer and the receipt of the consideration therefore by the Shareholders as required herein on such day shall constitute the "Consummation," and the day upon which such transactions take place shall be the "Consummation Date." Unless otherwise mutually agreed to by the parties, the Consummation shall take place at 10:00 a.m., local time, at the offices of Seller's legal council, on the Consummation Date as agreed upon by the Parties.

         After all of the conditions to Consummation have been satisfied or waived. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 10 hereof if the Consummation has not occurred within 120 days following the date this agreement is duly executed by the Parties hereto (the "Termination Date").

         2.2 Unsecured Promissory Note. At the Consummation, the Buyer will provide to each Shareholder an eighteen (18) month unsecured balloon note. Each note will accrue interest at the rate of 6% per annum paid quarterly. The principal balance will be paid at the end of eighteen (18) months from the date of the Consummation. The Buyer has the right to make partial payments or prepay the entire amounts due at any time throughout the eighteen months, without penalty. If at anytime the Buyer is required to pay any additional liabilities of the Acquired Company not previously identified and assumed, the Buyer will provide notice of the same to each Shareholder and thereafter, credit the additional liability against each Promissory Note on a pro rata basis. The credit will be applied against each Note back to the date of Consummation.

         2.3 Assumption of Liabilities. The Buyer will not assume any liabilities. The Seller shall pay off all liabilities up to the Consummation Date. A final reconciliation of the Sellers accounts receivable will be made 180 days after the Consummation date. Any liabilities that are received after the Consummation date but are for services provided before the Consummation date will be netted against the accounts receivable outstanding at the Consummation date. After 180 days, if there is any cash left from the accounts receivable balance a final check will be sent to the Seller. If there is an amount owed to the Buyer it will be netted back against the outstanding Note Due to the Seller.

         2.4 Adjustment to Unadjusted Price. There will be no price adjustment whether the actual number of subscribers increases or decreases at the date of Consummation.

         2.5  Deliveries by the Acquired Company and Shareholders. At the Consum
-mation  the  Shareholders   shall  deliver  to  the  Buyer  (unless  previously
delivered) the following:

                  (a) Certificates or equivalent representing the Acquired Company Shares, duly endorsed or accompanied by stock powers, duly executed in blank, and otherwise in a form acceptable for transfer on the books of the Acquired Company, with all requisite stock tax stamps attached.

                  (b)  The  stock  books,  stock  ledgers,   minute  books,  and
corporate seal of the Acquired Company (all other books and records of the Acquired Company being located in the Acquired Company's corporate premises.)

                  (c) Certificates of Good Standing of the Acquired Company from the State of California and each jurisdiction in which it is qualified to do business as a foreign corporation, dated as of the most recent practicable date.

                  (d) Financial Statements as described in Section 3.7 below.

                  (e) All records of the Acquired Company pertaining to bank accounts.

                  (f) A general release from each Shareholder of all claims such Shareholder may have, to the date of the Consummation, against the Acquired Company or the Buyer, their subsidiaries or affiliates, except for such Shareholder's rights or claims arising under this Agreement and each applicable Promissory Note.

                  (g) All other previously undelivered items required to be delivered by the Shareholders to the Buyer at or prior to Consummation.

         2.6 Deliveries by the Buyer. At the Consummation, the Buyer shall deliver (unless previously delivered) the following to the Shareholders:

                  (a) A Certificate of Good Standing for the Buyer.

                  (b) A certificate of the Secretary of the Buyer setting forth the resolutions of the Buyer Board of Directors authorizing and approving the transaction contemplated herein.

                  (c) The Promissory Notes, each in an amount equal to each Shareholder's portion of the purchase price delivered on the day of Consummation, as provided herein.

                  (d) All other previously undelivered items required to be delivered by the Buyer to the Shareholders at or prior to Consummation.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. As of the date hereof and the Consummation, the Acquired Company and each of the Shareholders hereby jointly and severally represent and warrant to the Buyer, to the best of Seller's


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

knowledge, the representations and warranties specified below in this Article 3; provided, however, that any representations or warranties regarding liens, claims, options, charges and encumbrances whatsoever as concern the Shares owned by each Shareholder shall be considered to be made severally by each individual Shareholder; however, each Shareholder hereby makes such representation with respect to his or her Shares, jointly and severally with the Acquired Company. For purposes of this Agreement, a "Material Adverse Effect" means a material adverse effect (whether or not covered by insurance) on the assets, business, operations, condition (financial or otherwise), or results of operations of the Acquired Company (including the TV and Internet Systems) taken as a whole.

         3.1 Title to Shares. Each Shareholder owns, and is transferring to the Buyer at the Consummation, good, valid, and marketable title to the number of Shares set forth opposite the Shareholder's name in Section 1.1 hereof, free and clear of all liens, claims, options, charges, and encumbrances whatsoever. There are no outstanding options, warrants or rights to purchase or acquire any of the Shares of the respective Shareholders or any of the capital stock of the Acquired Company.

         3.2      Valid and Binding Agreement.

                  (a) Sellers have taken all necessary action to authorize and approve this Agreement and the Sellers' Transaction Documents (as defined in Section 3.2(b) below), the consummation of the transactions contemplated hereby and thereby and the performance by Sellers of all the terms and conditions hereof and thereof to be performed by Sellers. The execution and delivery of this Agreement and of the Sellers Transaction Documents by Sellers, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not: (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Sellers or any of the assets of business of the Acquired Company, or any of them; (ii) conflict with or violate any of the provisions of the Articles of Incorporation of Bylaws of the Acquired Company; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which any Sellers is a party or by which any Sellers or any of its assets is bound, subject to obtaining required consents from, or giving notices to, third parties. Schedule 3.2 sets forth the name of any governmental authority or other third party from whom consent must be obtained or to whom notice must be given in order for Sellers to validly and lawfully perform their obligations hereunder and under the Sellers Transaction Documents.

                  (b) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Sellers are a party that is to be executed, delivered and performed by Sellers pursuant hereto (collectively, "Sellers Transaction Documents"), when executed and delivered by Sellers, will have been, duly authorized, executed and delivered by Sellers and constitute, or, when executed and delivered by Sellers will constitute, legal, valid and binding obligations of Sellers, enforceable against them in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.

         3.3 Organization of the Acquired Company. The Acquired Company is a corporation duly organized and validly existing in good standing under the laws of the State of California. The Acquired Company has no subsidiaries. The Acquired Company has all necessary power to own all of its cable properties and assets and to carry on business as now being conducted. The Shareholders control one hundred percent (100%) of the Acquired Company's issued and outstanding shares of common stock and there is no preferred stock issued and outstanding. The Shareholders do not require the approval or permission of any other shareholder, regulatory authority or third party, to enter this Agreement on the terms and conditions set forth herein.

         3.4 Capitalization Structure. At the date of this Agreement, the Acquired Company has an authorized capitalization consisting of 826,021 Class A voting shares of common stock, and 54,880 Class B non-voting common shares, all of which are issued and outstanding and none of which are held in the Acquired Company's treasury. Each issued and outstanding the Acquired Company share, owned by the Shareholders is fully paid and non-assessable. The Acquired Company Shares are owned by the Shareholders as the record owners thereof free and clear of all liens, charges and encumbrances and are not subject to any restrictions with respect to their transferability, except as may be required under the Securities Act of 1933, as amended (the "Securities Act"). The Acquired Company does not have any outstanding options, warrants, or rights to purchase any of its securities.

         3.5 Subsidiaries and Affiliates. The Acquired Company does not own any capital stock or other securities of any corporation and has no direct or indirect interest, and since its incorporation has had no such interest, in any other business. None of the Shareholders nor any of their "affiliates" or "associates" (as such terms are defined in the rules and regulation of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended) has any direct or indirect interest in any corporation or business that competes with, conducts any business similar to, has any agreement or arrangement with, or is involved in any way with the business similar to, has any agreement or arrangement with, or is involved in any way with the business conducted by the Acquired Company, or has any direct or indirect interest in any property used by or relating to the business of the Acquired Company except through ownership of the Acquired Company Shares.

         3.6 No Violation of Agreements. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby,
(a) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under the Acquired
Company's articles of incorporation or by-laws, as amended, or any contract, commitment, understanding, arrangement, or restriction or any kind to which the Acquired Company is a party or by which it is bound, or (b) will cause, or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of the Acquired Company to be accelerated, or will increase any such liability or obligation.

     3.7 Financial Statements. True, complete and correct copies of the Acquired Company's audited financial statements, prepared according to generally accepted accounting principles ("GAAP"), for the years ended December 31, 2006, 2005, 2004, and the Acquired Company's unaudited financial statements for the months up to and including the Consummation Date, for management use, are attached as

Schedule 3.7 (the "Financial Statements"). The Financial Statements in all material respects present all of the cash flows, income, expenses (excluding non-cash flow items), receivables, payables, liabilities, capital structure and operations of the Acquired Company at the respective dates thereof and for the periods then ended. The Shareholders have not themselves, nor have any of the Acquired Company's officers, directors, affiliates, agents or employees (except to the extent that payment was made for the Acquired Company cable television or Internet services received by them at their own dwelling), paid any of the Acquired Company's accounts receivable from subscribers.


     3.8 Undisclosed Liabilities.

                  (a) Except as and to the extent  reflected or reserved against in the December 31, 2006 financial statements (the "2006 Financials") and the unaudited financial statements for the months up to and including the Consummation Date, included in the Financial Statements (as defined in Section 3.7), the Acquired Company had no liabilities or obligations of any nature, whether absolute, accrued, contingent, otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties, and other charges payable with respect thereto (a) in respect of or measured by the Acquired Company's income through such date, (b) arising out of any transaction entered into prior thereto, or (c) arising out of any state of facts existing prior thereto).

                  (b) Buyer shall have a right of setoff against any and all taxes accruing but not yet due through the Effective Date.

     3.9 Absence of Certain Changes. Except as reflected in the Financial Statements, the Acquired Company has not:

                  (a) suffered any material adverse change in its financial condition, assets, liabilities, business, or prospects; experienced any labor difficulty; or suffered any material casualty loss (whether or not insured);

                  (b) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that exceeds $5,000 (counting obligations and liabilities arising from one transaction or a series of similar transactions), except in the normal course of business or as provided herein and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as single obligation or liability. In the event Sellers wish to make such extraordinary expenditure prior to Consummation, Sellers shall provide Buyers with a written request to make such expenditure and may do so upon receipt of the written consent of Buyer thereto;

                  (c) paid, discharged or satisfied any claim, lien, encumbrance, or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except claims, liens, encumbrances, or liabilities (i) that are reflected or reserved against the Financial Statements and that were paid, discharged, or satisfied since the dates of the balance sheets therein in the ordinary course of business and consistent with past practice or (ii) that were incurred and paid, discharged, or satisfied since the dates of the balance sheets therein in the ordinary course of business and consistent with past practice;


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

                  (d) permitted or allowed any of its properties or assets, real, personal, or mixed, tangible, to be mortgaged, pledged, or subjected to any lien or encumbrance, except liens or encumbrances specifically excepted from the provisions of Section 3.11 hereof;

                  (e) written down the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the year ended December 31, 2006;

                  (f) canceled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its properties or assets, real, personal, or mixed tangible or intangible; except in the ordinary course of business and consistent with past practice;

                  (g) disposed of or permitted to lapse any patent, trademark, or copyright or any patent, trademark, or copyright application or license;

                  (h) since December 31, 2006, granted any increase in compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment), or any increase in any such compensation payable or to become payable to any officer or employee, and no such increase is required except for pre-approved increases authorized by the Buyer;

                  (i) since December 31, 2006, made any extraordinary capital expenditures or commitments outside the scope of normal business activities in excess of $5,000 for additions to property, plant, or equipment. In the event Sellers wish to make such extraordinary expenditure prior to Consummation, Sellers shall provide Buyers with a written request to make such expenditure and may do so upon receipt of the written consent of Buyer thereto;

                  (j) made any change in any method of accounting or accounting practice;

                  (k) since December 31, 2006, paid, lent, or advanced any amount to, sold, transferred, or leased any properties or assets (personal, real, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any Shareholder, any of the Acquired Company's officers or directors, any "affiliate" or "associate" of any Shareholder or any of the Acquired Company's officers or directors ( as such terms are defined in the rules and regulations of the SEC under the Securities Act), or any business or entity in which any Shareholder, any officer or director of the Acquired Company, or any "affiliate" or "associate" of any such persons has any direct or indirect interest, except for compensation to officers at rates not exceeding rates of compensation paid during the year ended December 31, 2006,

                  (l) declared or paid any dividend on, or declared or made any distribution on other securities; or

                  (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.


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

         3.10 Tax Returns. The Acquired Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls); the reserves for taxes contained in the Financial Statements and carried on the Acquired
Company's books on the date of this Agreement are adequate to cover its tax liabilities as of the dates of the December 31, 2005 and December 31, 2006 balance sheets in the Financial Statements; since such dates the Acquired Company has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any the Acquired Company's properties or assets, real, personal, or mixed, tangible or intangible, (other than liens for current taxes not yet due); and, except as reflected in the Financial Statements, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Acquired Company, and there is no basis for any such question or claim.

         3.11 Title to Assets; Encumbrances. Except as otherwise reflected in the Financial Statements and Schedule 3.11 hereto, the Acquired Company has good, valid, and marketable title to all assets, real, personal, and mixed, tangible and intangible, including, without limitation, the assets reflected in the Financial Statements, free and clear of all mortgages, liens, pledges, security interests, liens, restrictions, encumbrances or other charges of any nature whatsoever (collectively, "Liens"), except for (a) Liens for taxes that are not yet due and payable; (ii) as to leased assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; and (iii) as to any parcel of real property, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that are reflected in the public record and that do not, individually or in the aggregate, have a material adverse affect on the merchantability of title thereto or the use thereof, which Liens have arisen only in the ordinary course of business and consistent with past practice (collectively, "Permitted Liens"), . (All such properties and assets reflected in the Financial Statements have a fair market or realizable value determined on a going business basis at least equal to the value thereof as reflected therein.

         3.12     The TV and Internet Systems.

                  (a) Except as set forth on Schedule 3.12, the Acquired Company has complied with all notification and reporting provisions and all other provisions of the rules and regulations of the Federal Communications Commission ("FCC") applicable to the TV and Internet Systems; the TV and Internet Systems have been and are being operated in compliance with the Communications Act of 1934, as amended, including the amendments effected by the Cable Communications Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"), the provisions of the Telecommunications Act of 1996 (the "1996 Act") and the Copyright Act of 1976, as amended (the "Copyright Act"), and with all Rules and Regulations of the FCC and the U.S. Copyright Office, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, each of the communities, and the geographic area, served by the TV and Internet Systems has been registered with the FCC; all of the semi-annual and annual performance tests on the TV and Internet Systems described in Section
76.601 of the FCC Rules and Regulations have been made by Sellers; the TV and Internet Systems currently meet the technical standards set forth in the FCC Rules and Regulations, including the leakage limits contained in Section 76.605(a)(11); and Sellers have delivered to the Buyer a copy of the most recent FCC Forms 320 filed with the FCC (Basic Signal Leakage Performance Report) for the TV and Internet Systems. The TV and Internet Systems are being operated in compliance with the provisions of Sections 76.610 through 76.619 of the FCC

Rules and Regulations (midband and superband signal carriage), appropriate authorization from the FCC has been obtained for the use of all aeronautical frequencies in use in the TV and Internet Systems; the TV and Internet Systems are presently being operated in compliance with such authorization; Sellers have provided privacy notices to subscribers of the TV and Internet Systems in accordance with the requirements of Section 631(a)(1) of the 1984 Act; and the TV and Internet Systems are in compliance with the requirements of Sections
76.92 (Network Non-Duplication Protection) and 76.151 (Syndicated Program Exclusivity) of the FCC Rules and Regulations, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                  (b) As of the date hereof, the monthly rates charged by the Acquired Company for each service provided by the Acquired Company to subscribers of the TV and Internet Systems are set forth on Schedule 3.12. Such rates were calculated in good faith in accordance with the FCC Rules and Regulations to comply with any applicable FCC Rules and Regulations as of the date hereof and will continue to be in compliance with the applicable FCC Rules and Regulations through the Consummation Date. Sellers have not received any notice that they have any obligation or liability to refund any portion of the revenue received by them from the subscribers of the TV and Internet Systems.

                  (c) There is no legal action or governmental proceeding pending or, to Sellers' knowledge, any investigation or proceeding threatened (nor any basis therefore of which they are aware) for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of Sellers' FCC licenses or other FCC authorizations or permits, or which might have an adverse effect upon, or cause disruption to, the operation of the TV and Internet Systems.

                  (d) The TV and Internet Systems are currently operated and maintained in accordance with the National Electrical Safety Code in all material respects and the terms and conditions of all pole attachment agreements between Sellers and any public utility, municipality or other authority that has granted such authorization.

                  (e) Sellers hold all FCC licenses, permits and authorizations necessary or used in connection with the operation of the TV and Internet Systems. Each such FCC license, permit and authorization is listed on Schedule
3.12. As of the Consummation Date, Sellers will have obtained all required FCC consents to the assignment of all such FCC licenses to the Buyer.

                  (f) All broadcast television signals carried on the TV and Internet Systems are being carried in accordance with the requirements of the Communications Act of 1934, as amended, and FCC regulations promulgated thereunder.

                  (g) Appropriate registration of the TV and Internet Systems have been made with the United States Copyright Office, and the TV and Internet Systems are in compliance with respect to all notices, filings and payments of copyright fees required by Section 111 of the Copyright Act and the United States Copyright Office regulations. Sellers have not received any notices from the United States Copyright Office or any other person or entity either questioning any copyright filing or payment or the failure to make any copyright filing or payment, or threatening to bring suit for copyright infringement, which have not been settled and resolved.

                  (h) The TV and Internet Systems are being operated in compliance in all material respects with the Rules and Regulations of the Federal Aviation Administration ("FAA"). Schedule 3.12 lists all of the existing towers of the TV and Internet Systems. Except as shown on Schedule 3.12, Sellers do not lease space on such towers to any third party.

                  (i) Except as set forth in Schedule 3.12, and except for claims arising in the ordinary course of business, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, there are no claims pending or, to Sellers' knowledge, threatened against Sellers with respect to the operation of the TV and Internet Systems.

                  (j) Except as set forth on Schedule 3.12, there are no unfulfilled promises or commitments for capital improvements, which the Acquired Company has made in connection with the TV and Internet Systems. There are no obligations or liabilities to subscribers or to other users of the Acquired Company's services which are material to the business of the Acquired Company, except: (i) with respect to deposits made by such subscribers or such other users; and (ii) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the Franchises. No default exists in respect of any provisions of any Franchise governing relations with subscribers or other users of the Acquired Company's services, and no notice of any such default has been received by Sellers. No complaints have been made by subscribers or other users of the Acquired Company's services that, individually or in the aggregate, could have a Material Adverse Effect upon the Acquired Company's business, financial condition or operations.

                  (k) The TV and Internet Systems are in compliance in all material respects with engineering standards generally accepted in the cable television and Internet industry.

                  (l) Except as set forth on Schedule 3.12, there is no free service liability to subscribers existing with respect to the TV and Internet Systems. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other prepaid income item as set forth in the Financial Statements, the Acquired Company has no obligation or liability for the refund of monies to its subscribers.

         3.13     Franchises.

                  (a) Listed and identified on Schedule 3.13 hereto are all of the existing governmental authorizations, and pending renewal proposals of such authorizations, for construction, upgrade, maintenance and operation of the TV and Internet Systems (individually, a "Franchise" and collectively, the "Franchises") presently held by the Acquired Company, and the political entity or authority which has granted each Franchise. All governmental authorizations necessary or required for the construction, maintenance and operation of the TV and Internet Systems have been obtained by the Acquired Company, and are listed and identified in Schedule 3.13. Each of the Franchises expires on the dates set forth on Schedule 3.13. Except as set forth on Schedule 3.13, none of the political entities or authorities that have granted a Franchise are regulating the rates charged by the Acquired Company pursuant to the 1992 Act and the FCC Rules and Regulations.

                  (b)      Except as set forth on Schedule 3.13:

                           (i)   the Franchises are  validly  existing,  legally

         enforceable obligations of parties thereto, in accordance with their terms;

                           (ii) the Acquired Company is validly and lawfully operating the TV and Internet Systems under the provisions of the Franchises and applicable law;

                           (iii) the Acquired Company has complied with all of the terms and conditions of the Franchises and has not done or performed any act which would invalidate or impair in any material respect its rights under, or give to the granting authority the right to terminate, the Franchises; and

                           (iv) there is no pending assertion or claim that operations pursuant to any Franchise have been improperly conducted or maintained, any facts or circumstances that could reasonably be expected to give rise to any such assertion or claim.

     3.14 Pole Attachment Agreements. Schedule 3.14 lists each of the agreements, ordinances, resolutions, licenses or permits granting or relating to each pole attachment agreement or similar authorization (individually, a "Pole Attachment Agreement" and collectively, the "Pole Attachment Agreements"). All of the Pole Attachment Agreements are validly existing, legally enforceable obligations of the parties thereto in accordance with their terms, and the Acquired Company is validly and lawfully operating the TV and Internet Systems under the Pole Attachment Agreements and has sufficient pole attachment rights for the present and anticipated uses of the poles as set forth in each Pole Attachment Agreement. The Acquired Company have complied in all material respects with all of the terms and conditions of the Pole Attachment Agreements to which it is a party, and has not done or performed any act which would invalidate or impair its rights under the Pole Attachment Agreements. There is no pending assertion or claim against the Acquired Company that operations pursuant to any Pole Attachment Agreement have been improperly conducted or maintained. There have been no audits or investigations conducted by any of the parties to the Pole Attachment Agreements during the one year preceding the date of this Agreement.

     3.15 Real Property, Leases, Rights of Way, Head-End Sites and Office Locations.

                  (a) All of the real property owned and utilized by the Acquired Company is described on Schedule 3.15 hereto. Except as otherwise described on Schedule 3.15, Sellers have good title in fee simple to all such real property, free and clear of all mortgages, claims, security interests, liens or encumbrances of any kind, except for minor exceptions to title which do not affect the use of, or merchantability of title to, the property included in the TV and Internet Systems. A copy of the deeds pursuant to which the Acquired Company acquired such real property will be made available by Sellers to the Buyer.

                  (b) All leases and written rights of way included in the TV and Internet Systems are listed on Schedule 3.15 (the "Leases and Rights of Way"). Except as set forth on Schedule 3.15, the Acquired Company has a valid and subsisting lease for and leasehold interest in and right of way to all of the real property not owned by the Acquired Company and used as head-end sites or office locations for the TV and Internet Systems. In addition, except as set forth on Schedule 3.15, or where the failure to do so would not have a Material Adverse Effect, the Acquired Company has a valid and subsisting right-of-way agreement, whether public or private, for all of the real property crossed by the property, plant and equipment included in the TV and Internet Systems. No consents are required lessors or other parties to any leases or rights of way in connection with the purchase by the Buyer of the Acquired Company Shares. The Acquired Company has duly complied in all material respects with all of the terms and conditions of such Leases and Rights of Way and has not done or performed or failed to perform any act which would impair in any material respect its rights under such Leases or Rights of Way.

         3.16 Other Material Contracts and Leases. Schedule 3.16 sets forth each contract, agreement, lease, permit, license, fiber lease, microwave agreement or commitment, including pole line agreements, whether written or oral, affecting or relating to the TV and Internet Systems and requiring payments by or to the Acquired Company in the aggregate of $5,000 or more during the current term thereof, the Franchises, the Pole Attachment Agreements, the Leases and the Rights of Way as set forth on Schedule 3.15 (the "Agreements"). Each of the Agreements is in full force and effect in accordance with its terms. Without limiting the foregoing, the TV and Internet Systems and all equipment and real property used in connection therewith are now being utilized, operated and maintained in conformity in all material respects with the provisions of the Agreements, and in material compliance with all other applicable laws and regulations (including zoning regulations) and the orders, rules and regulations of the FCC and of any government or governmental agency or authority having jurisdiction with respect thereto. The Acquired Company has not in any manner failed to so utilize, operate and maintain the TV and Internet Systems in a manner which could now or hereafter result in cancellation or termination of, or liability for damages under, the Agreements, nor is the Acquired Company in default in any material respect. The Acquired Company is not in default in the performance of one or more of its obligations pursuant to the Agreements.

         3.17 Condition of Assets of the Acquired Company. The property, plant and equipment of the Acquired Company (the "Tangible Assets") are in working condition, reasonable wear and tear excepted. The Assets to be Acquired include a normal spare parts inventory.

         3.18 Right of First Refusal. No person or entity has any option, warrant or right of first refusal to purchase any part of the TV and Internet Systems or any part of the assets of the Acquired Company except in the ordinary course of business as it has been historically conducted.

         3.19 Environmental Matters. The Acquired Company has been and is in compliance with all applicable federal, state and local laws, regulations and ordinances relating to protection of human health and safety and the environment ("Environmental Laws"), including those related to hazardous substances, wastes, discharges, emissions, disposals, dumping, burial or other forms of disposal. There are no current or pending claims, administrative proceedings, judgments, declarations or orders relating to violations of Environmental Laws or to the presence of Hazardous Substances (as defined by the Environmental Laws) on, in or under the owned or leased real property of the Acquired Company. To the best of Sellers' knowledge, no hazardous waste in quantities that violate any Environmental Laws has been dumped, buried, discharged or disposed of on, in or under the owned or leased real property of the Acquired Company by Sellers or any other person or entity. Neither Sellers nor, to best of Sellers' knowledge, any third party has installed or placed on, under or in the owned real property or the leased real property constituting any part of the Acquired Company's owned or leased property or assets: (i) any treatment, storage, recycling or disposal facility for any hazardous waste as that term is defined under 40 CFR
Part 261 or any state equivalent; (ii) any underground storage tanks, in use or abandoned; or (iii) any polychlorinated biphenyls (PCBs) in any hydraulic oils, transformers, capacitors or other electrical equipment.

         3.20 Overbuild. To the best of Sellers' knowledge, except as set forth on Schedule 3.20, no person or entity other than the Acquired Company (i) has been granted or has applied in writing to the appropriate governmental authority for a Franchise or governmental authorization for the installation, construction, development, ownership or operation of a cable television or Internet system within any of municipalities or geographical area served by the TV and Internet Systems, or (ii) has commenced or, to the best of Sellers' knowledge, has received, or applied for, a government authorization for the construction, installation or operation of a cable television or Internet system which has resulted, or will or would result, in such system being overbuilt with the TV and Internet Systems.

     3.21 Corporate Records. The Sellers have delivered to the Buyer a true and complete list as of the date of this Agreement, certified by an officer of the Acquired Company, setting forth:

                  (a) the name of each director and officer of the Acquired Company and the offices held by each;

                  (b) the name of each bank in which the Acquired Company has an account or safe deposit box, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto; and

                  (c) a certification by an officer of the Acquired Company and all of the Shareholders that no person holds any tax or other powers of attorney from the Acquired Company.

         3.22 Litigation. Except as set forth in Schedule 3.13 hereto, there is no litigation, governmental investigation or other proceeding pending or, to the best knowledge of the Acquired Company and the Shareholders, threatened against or relating to the Acquired Company, its properties or business, or the transaction contemplated by this Agreement and, to the best knowledge of the Acquired Company and the Shareholders, the subsidiaries or their officers, no basis for any such action exists.

         3.23 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or restriction of any government, governmental agency, or court to which the Acquired Company is subject or any provision of the articles of incorporation or bylaws of the Acquired Company; or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, instrument, or other arrangement to which the Acquired Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Acquired Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated in this Agreement. To the Knowledge of any director or officer of the Acquired Company, and other than in connection with the provisions of the California Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws, the Acquired Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.24 Patents, Trademarks, Trade Names, etc. Set forth in Schedule 3.15 hereto is a list and a brief identification of all patents, patent rights, patent applications, trademarks, trade names, copyrights, manufacturing processes, formulas and trade secrets owned by or registered in the name of the Acquired Company, or in which the Acquired Company has any rights, and in each case a brief description of the nature of such rights. Except as set forth in
Schedule 3.15, the Acquired Company is not a licensor in respect of any patents, trademarks, trade names, copyrights or applications therefore or manufacturing processes, formulas, or trade secrets, the Acquired Company owns or processes adequate licenses or other rights to use all patents, trademarks, trade names, copyrights, manufacturing processes, formulas and trade secrets necessary to conduct its business as now operated. No significant claim is pending or, to the knowledge of Shareholders or the officers of the Acquired Company, has been made to the effect that the present or past operations of the Acquired Company infringes upon or conflicts with the asserted rights of others.

         3.25 Insurance. As set forth in Schedule 3.16, the policies of fire, liability, workmen's compensation, products liability, and other forms of insurance are in effect with respect to the Acquired Company; will remain in effect through the respective dates set forth in Schedule 3.16; are valid, outstanding, and enforceable policies; and, to the best of the knowledge the Acquired Company and the Shareholders, provide adequate insurance coverage for the property, assets, and operations of the Acquired Company. The Acquired Company has not been refused any insurance nor has its coverage been limited by any insurance carrier to which it has applied for insurance during the past three years.

         3.26 Contracts and Commitments. The Shareholders have delivered to the Buyer true copies of all material contracts, obligations and commitments of the Acquired Company. No material default or alleged default exists thereunder, and there are no material agreements of the parties relating to such contracts, obligations and commitments, which have not been disclosed to the Buyer. Except as listed in Schedule 3.16, the Acquired Company is not a party to any written or oral:

                  (a) contract not made in the ordinary course of business other than this Agreement;

                  (b) employment contract which is not terminable without cost or other liability to the Acquired Company, or any successor thereof, upon notice of 30 days or less (in this regard, set forth as a part of said Schedule
3.16 are all agreements with the Shareholders and officers or other employees of the Acquired Company which shall remain in place, the transfer of ownership provided for herein notwithstanding);

                  (c) contract with any labor union;

                  (d)  Bonus,  pension,   profit  sharing,   retirement,   stock
purchase, hospitalization, insurance or similar plan providing for employee benefits (see Schedule 3.16 for all such matters presently existing);

                  (e) lease with respect to any property, real or personal, whether as lessor or lessee. (See Schedule 3.16 for all such leases presently existing);

                  (f) contract for the future purchase of materials, supplies or equipment (i) which in excess of the current requirements of the business of the Acquired Company now booked or for normal operating inventories, or (ii) that is not terminable without cost or liability to the Acquired Company, or any successor thereof, upon notice of 30 days or less;

                  (g) contract for the performance of service for or by the Acquired Company which is not terminable without cost or liability to the Acquired Company, or any successor thereof, upon notice of 30 days or less;

                  (h) insurance contracts.

                  (i) contract continuing for a period of more than six months from its date including and not limited to franchise agreements, programming carriage agreements; or

                  (j) loan agreement or other contract for money borrowed.


     3.27 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Acquired Company or by any of the Shareholders with respect to the Acquired Company or any of the Acquired Company Shares.

     3.28 Guarantees. The Acquired Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person or entity.

     3.29  Disclosure.  The  representations  and  warranties  contained in this
Section 3 do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information in this Section 3 misleading.

4. REPRESENTATION AND WARRANTIES BY THE BUYER. The Buyer represents and warrants to the Acquired Company and the Shareholders that the statements contained in this Section 4 are correct and complete as of the date hereof and Consummation.

     4.1 Status, Power and Authority. The Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own and lease its properties and to conduct its business as currently conducted and to acquire the Acquired Company Shares.

     4.2 Authorization of Agreement.

                  (a) The Buyer has taken all necessary action to authorize and approve this Agreement and the Buyer Transaction Documents (as defined in this Section 4.2(a)), the consummation of the transactions contemplated hereby and thereby and the performance by the Buyer of all of the terms and conditions hereof and thereof on the part of the Buyer to be performed. The execution and delivery by the Buyer of this Agreement and each and every other agreement, instrument, certificate or document to which the Buyer is a party that is to be executed, delivered and performed by the Buyer pursuant thereto (collectively, "the Buyer Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to the Buyer, or (ii) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Buyer, or (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which the Buyer is a party or by which it is bound.

                  (b) This Agreement and the Buyer Transaction Documents, when executed and delivered by the Buyer, will have been duly authorized, executed and delivered by the Buyer, and this Agreement constitutes, and the Buyer Transaction Documents, when executed and delivered by the Buyer, will constitute, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

     4.3 Litigation. There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the knowledge of the Buyer, threatened against the Buyer that could reasonably be expected to impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

     4.4 Disclosure. No representation and warranty by the Buyer in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     Shareholders will, or will cause the Acquired Company to give the Buyer and its counsel, accountants, consultants and other representatives full access during normal business hours to all the properties, documents, contracts and records of the Acquired Company and furnish the Buyer with copies of such documents (certified if so requested) and with such information with respect to the affairs of the Acquired Company as the Buyer may from time to time reasonably request. At all times, the Buyer will, during normal business hours, afford Shareholders, then" counsel and accountants, full access to the books, records and other data of the Buyer up to the Consummation Date as Shareholders may reasonably request, in this regard, Shareholder and the Buyer shall specifically provide the other, upon request, copies of its federal and state tax returns for the most recently concluded tax year and the six (6) years immediately prior to that along with complete and unrestricted access to all of its books and records supporting the same.

5. COVENANTS OF THE PARTIES.

     5.1. Shareholders will not Encumber Shareholders' Shares. Prior to the Consummation, the Shareholders will not incur or suffer to exist any Lien, charge or encumbrance on any the Acquired Company Shares.

     5.2. Preservation of the Acquired Company Business and TV and Internet Systems.

                  (a) Sellers shall continue to operate and maintain the Business and the TV and Internet Systems (including the maintaining of an adequate level of inventory of spare equipment and parts), and shall keep all of its business books, records and files, all in the ordinary course of business in accordance with past practices consistently applied. Sellers shall not sell, transfer or assign any assets of the Business except in the ordinary course of business and for full and fair value. Except as set forth on Schedule 5.1(a) hereto, the Acquired Company shall seek to continue to retain the services of all the Acquired Company employees in the positions and at the salary and benefit levels, which they presently occupy.

                  (b) Sellers shall not permit the creation of any lien, charge or encumbrance on any of its assets that would survive the Consummation other than Permitted Liens. Sellers shall not initiate or otherwise cause any other person to initiate any action to amend or cancel, nor permit any other person to take any action to amend or cancel, nor permit any other person to take any action to amend or cancel, any of the Agreements without the prior written consent of the Buyer, except that, without such consent, Sellers may conclude pending Franchise renewals on terms substantially similar to pending renewal proposals.

                  (c) Promptly after becoming aware thereof, Sellers shall notify the Buyer of any action taken or proposed to be taken by a person other than Sellers to amend or cancel any of the Franchises, the Pole Attachment Agreements or the other Agreements. Sellers shall not enter into any contract or commitment of any kind relating to the Acquired Company or the TV and Internet Systems for which the Buyer will have any liability after the Consummation which is not in the ordinary course of business in accordance with past practices without the prior written consent of the Buyer.

                  (d) Sellers shall not permit any of the officers, directors, agents, employees or affiliates of the Acquired Company to pay any of the Acquired Company's accounts receivable from subscribers outstanding on the date hereof. Notwithstanding the foregoing, such persons shall be permitted to make payment for cable television and Internet services received by them at their own dwellings.

                  (e) Without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, Sellers shall not, except as otherwise required by law (including the requirement to comply with must-carry requests): (i) change the channel lineup of for its cable television services; (ii) add additional channels to its cable television services, except for channels added at the request of a franchising authority as part of the process of renewing a Franchise (in which event, Sellers shall give the Buyer written notice of the addition of such channels); (iii) change the Acquired Company's subscriber rates (provided, however, that if the Acquired Company is required to change its subscriber rates pursuant to a regulatory order, Sellers may do so without the consent of the Buyer upon 30 days' prior written notice); or (iv) conduct any extraordinary or unusual marketing or collection programs, including, without limitation, any amnesty programs, or any extraordinary collection practices which might adversely affect customer relationships.

                  (f) Sellers shall comply with all laws, rules and regulations of federal, state, city and local governments. Sellers shall not violate the terms of any lease or contract connected with the operation of the Acquired Company's business or with the utilization of the Acquired Company's assets. Sellers shall not grant any increase in the rate of wages, salaries, bonuses or other remuneration of any employee of the Acquired Company except as may be consistent with past business practices and not in excess of three percent (3%) in the aggregate for such employee.

         5.3 Insurance. Sellers shall maintain in full force and effect until Consummation all existing insurance policies or comparable replacements to cover and protect the assets of the Acquired Company against damage or destruction.

         5.4 Organization. Sellers shall use their best efforts consistent with sound business judgment to preserve intact the Acquired Company's present business and organization, to retain the services of its present employees, to preserve its relationships with subscribers, suppliers and others having business relationships with it and to maintain the goodwill enjoyed within the municipalities serviced by the Acquired Company.

         5.5 Access for Investigation and Due Diligence. Upon reasonable advance notice, Sellers shall afford the Buyer and its representative's reasonable access during normal business hours to the properties, plant and equipment and to the books and records of the Acquired Company in order that the Buyer shall have full opportunity to investigate business affairs of the Acquired Company.

         5.6 Consummation of Agreement. Sellers and the Buyer each shall use best efforts to perform and fulfill all obligations and conditions on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.7 Cooperation. Sellers and the Buyer shall cooperate with each other, to the extent not inconsistent with their respective obligations hereunder, in apprising the municipalities serviced by the Acquired Company and the utility companies which have issued the Pole Attachment Agreements of the sale of the Acquired Company Shares to the Buyer in such manner as to preserve the goodwill of such municipalities and utility companies. The Buyer and Sellers agree to file FCC Form 394's with respect to the Franchises when consent to assignment is required within ten (10) days following the date of Consummation.

         5.8 FCC Approval. The Shareholders shall cause the Acquired Company to make application to the FCC for the consent and approval of the FCC to the transfer of the ownership and operation of any FCC licenses of the Acquired Company as may be required due to the contemplated change in ownership of the Acquired Company.

         5.9 Certificates. On or before the Consummation Date, Sellers shall deliver to the Buyer a Certificate of Good Standing issued by the Secretary of State in the state of the Acquired Company's formation as to the Acquired

Company's good standing in such state and a Certificate of Good Standing from each jurisdiction in which the Acquired Company is qualified or licensed to do business.

         5.10 Third-Party Consents. The Acquired Company shall make such applications to the Franchise authorities and other third parties identified on
Schedule 3.13 whose consent or approval is required for the consummation of the transactions contemplated hereby, and shall otherwise use its best efforts to obtain such consents and approvals prior to the Consummation. The Buyer shall use its best efforts to assist Sellers and shall take such actions as may reasonably be necessary in obtaining such consents and approvals and shall cooperate with Sellers in the preparation, filing and prosecution of such applications. The parties agree to use best efforts to obtain such consents and approvals in writing and in form and substance reasonably acceptable to the Buyer. Sellers shall not agree to any materially adverse change in any Franchise as a condition to obtaining any consent or approval necessary for the transfer of such Franchise unless the Buyer shall otherwise consent in writing. The Buyer agrees that it shall not seek amendments or modifications to Franchises or agreements. The Buyer shall furnish Sellers with copies of such documents and information with respect to the Buyer, including financial information and information relating to cable and other operations of the Buyer and its affiliated or related companies, as Sellers may reasonably request in connection with obtaining any of such consents or approvals or as may be reasonably requested by any Franchise authority or other third party in connection with obtaining any consent or approval. Sellers' obligations hereunder with respect to obtaining any consent or approval shall be satisfied if the Buyer has executed a new franchise or contract with the respective Franchise authority or other third party or if such Franchise authority or other third party has indicated in writing that it is willing to execute a new franchise or contract with the Buyer.

         5.11 FCC and Other Regulatory Compliance. Sellers shall consult with the Buyer prior to implementing any subscriber rate changes relating to the implementation of any FCC regulations, except as otherwise provided in Section
3.12 hereof. On the Consummation Date, the Acquired Company shall be in material compliance with all requirements of the FCC rules and regulations.

         5.12 Approval of Lessors. Sellers shall use their best efforts to obtain the consent of each lessor of real property relating to the Business listed on Schedule 3.15 as being required to consent to the change in control of the Acquired Company.

     5.13 Employees. The Buyer reserves the right to hire or fire some or all of the current employees on a to-be evaluated basis.

         5.14 Non-Compete. In consideration for the payment of $_________, which is included in the purchase price, the receipt of which is hereby acknowledged by the Seller and Shareholders, for a period of three (3) years from the Consummation Date hereof, neither the Seller nor the Shareholders shall, without the prior written consent of the Buyer:

                  (a) offer competitive video and data services within the communities and geographic areas served by the Acquired System and within all areas which are within 300 miles of such communities and geographic areas (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever), nor shall they: (i) conduct any business with any customer of the Buyer on behalf of any entity or person other than the Buyer if such business is competitive with the products or services offered by the Buyer, or (ii) perform any work competitive in any way with the products or services offered or planned to be brought to market by the Buyer, on behalf of any entity or person other than the Buyer; providing, however, that the foregoing provisions of this
Section 5.14 shall not apply to any existing Broadband systems presently owned and operated by Seller, any of the Partners or their affiliates within the present geographic area or areas served by any such systems; and

                   (b) entice, solicit or encourage any employee of the Buyer to leave the employ of the Buyer or any independent contractor to sever its engagement with the Buyer; and

                  (c) directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Buyer to cease doing business with the Buyer, or reduce its relationship with the Buyer or refrain from establishing or expanding a relationship with the Buyer.

         5.15 Preservation of Capital Structure. Sellers shall not reclassify or change in any manner the Acquired Company's outstanding shares of capital stock, issue or sell any shares of capital stock or other securities of the Acquired Company, or otherwise change the capital structure of the Acquired Company without the written permission of the Buyer.

     5.16. Ongoing Business of the Acquired Company. Prior to the Consummation, the Shareholders will not, without first obtaining the written consent of the Buyer, permit the Acquired Company to:

                  (a) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business otherwise than in the ordinary course of business;

                  (b) enter into any employment contract which is not terminable upon notice of 30 days or less at will without penalty to the Acquired Company;

                  (c) enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $5,000, without the express written consent of Buyer;

                  (d) make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with the Acquired Company's usual past practice, or make any payment or contribution or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like;

                  (e) extend credit in excess of $5,000 to any customer who became such on or after the date of this Agreement; without the express written consent of Buyer; or

                  (f)   guarantee  the   obligation  of  any  person,   firm  or
corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     5.17 Management Agreement. Simultaneous to the closing of this document, the Owner shall execute a Management Agreement with the Buyer. The Buyer will name Calvin D. Smiley, Sr. as the Manager. In management of the Business Mr.

Smiley and all other personnel that may be involved with the business shall work in a competent and professional manner at all times.

6. CONDITIONS TO CONSUMMATION -- BUYER. The obligations of the Buyer to consummate the purchase of the Acquired Company Shares at Consummation shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by the Buyer in writing:

     6.1 Representations and Warranties. All of the representations and warranties of the Sellers contained in this Agreement, to the best of Seller's knowledge, shall be true and correct in all material respects at and as of the Consummation Date as though such representations and warranties were made at and as of such time (except for individual representations or warranties that expressly provide therein that they are made at and as of a certain date), and the Sellers shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed.

     6.2 Consents. The consents required from all governmental agencies and entities and other third parties to the Buyer's acquisition of the Acquired Company Shares shall have been granted or obtained.

     6.3 No Actions of Proceedings. On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against any of the Sellers or the Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

     6.4 Franchise Consents. The Buyer shall have received evidence that all of the necessary Consents relating to the TV and Internet Systems' franchises have been obtained or given (or deemed to have been given in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537)) and are in full force and effect. This Consummation condition shall be deemed satisfied when (i) the number of Equivalent Subscribers in franchising areas where the consent of the franchising authority is not required to transfer the applicable franchise plus
(ii) the number of Equivalent Subscribers in franchising areas where the local franchising authorities have consented to the transfer of the applicable franchises equals or is greater than 97% of the number of Equivalent Subscribers served by the Systems.

     6.5 Deliveries to the Buyer. The Sellers shall have delivered to the Buyer:

                  (a) the Good Standing Certificates described in Section 7.3
(a) (iii);

                  (b) one or more Officer's Certificates, dated as of the Consum -mation Date, in form and substance reasonably satisfactory to the Buyer, certifying:

                           (i) that the conditions set forth in each of the provisions of Section 6.1, 6.2 and 6.3 of this Agreement have been satisfied in full;

                           (ii) that the resolutions of the Acquired Company's Board of Directors (a copy of which shall be attached to the Certificate) authorizing the execution, delivery and performance of the Seller Transaction Documents and the transactions contemplated hereby have been approved and adopted;

                           (iii) the Articles of Incorporation and bylaws of the Acquired Company;

                           (iv) a Certificates of Good Standing of the Acquired Company (copies of which shall be attached to the Certificate and which shall not be dated more than 30 days prior to Consummation) issued by the Secretary of State of California and by the Secretaries of State of the states in which the Acquired Company is required to be qualified to do business; and

                           (v) a certificate of incumbency executed by the secretary and each of the officers of the Acquired Company executing this Agreement and the documents delivered hereunder;

                  (c) resignations, effective as of the Consummation Date, of all officers and directors of the Acquired Company, except as otherwise agreed upon in writing by the Parties;

                  (d) an opinion of (LEGAL COUNSEL), P.A., counsel for the Sellers, in form and substance satisfactory to the Buyer and its counsel, to the effect that:

                           (i) the Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business in all jurisdictions where failure to do so would result in a Material Adverse Effect on the Acquired Company;

                           (ii) the Acquired Company has power to own all of its properties and assets and to carry on its business as it is being conducted at the date of this Agreement and at the Consummation Date;

                           (iii) the Acquired Company has no subsidiaries;

                           (iv) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate the Acquired Company's articles of incorporation or bylaws or the provisions of any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree of which such counsel has knowledge, to which the Acquired Company or any of the Shareholders is a party or by which it or any of them is bound, or violate any other restriction of any kind or character to which the Acquired Company or any of the Shareholders is subject of which such counsel has knowledge;

                           (v) the Acquired Company has an authorized capitalization consisting of 826,021 Class A common stock and 54,880 Class B common stock, no par value, all of which shares are issued and out standing to the Shareholders as set forth in Section 1.1, all of which are fully paid and non-assessable;

                           (vi) to the best of counsel's knowledge, the Acquired Company has good and marketable title to all of its properties and assets, free of any mortgage, pledge, lien, conditional sale agreement, encumbrance or charge except as otherwise provided herein;

                           (vii) such counsel has no knowledge of, and does not have any reasonable grounds to know of, any litigation, proceeding or governmental investigation pending or threatened against or relating to the Acquired Company, or its properties, or the transactions contemplated by this Agreement or any legal impediment to the continued operation and use by the Acquired Company in the ordinary course of its business of its properties and assets;

                           (viii) to the best of counsel's knowledge, the Shareholders have good and marketable title to the Acquired Company Shares, free and clear of all liens, charges and encumbrances, and they have full power and authority to sell, assign and transfer the Acquired Company Shares to the Buyer as provided in this Agreement,

                           (ix) this Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms; and

                           (x) including such other matters incident to the transactions contemplated herein as the Buyer or its counsel may reason -ably request;

                  (e) at least two weeks prior to the Consummation Date, lien searches dated not more than 30 days prior to the Consummation Date showing all UCC-1 financing statements filed with any filing offices wherein the Acquired Company is named a debtor, all federal, state or local tax liens filed against the Acquired Company, all recorded mortgages naming the Acquired Company as a mortgagor, all unsatisfied judgments naming the Acquired Company as a judgment debtor and all pending litigation in which the Acquired Company is a defendant, all of which shall be released or terminated prior to or at the Consummation. The expense of lien searches shall be shared by the Buyer and the Sellers.

                  (f)  the Lease Agreements referenced in Section 1.3, above.

     6.6 Other Actions and Deliveries. Any actions required herein to be performed at or prior to Consummation shall have been performed and any other documents or other items required to be delivered hereunder to the Buyer at or prior to Consummation shall have been delivered.

7. CONDITIONS TO CONSUMMATION - SELLERS. The obligations of the Sellers to consummate the sale of the Acquired Company Shares and other transactions contemplated herein at Consummation shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by the Sellers in writing:

     7.1 Representations and Warranties. All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Consummation Date as though such representations and warranties were made at and as of such time (except for individual representations and warranties that expressly provide therein that they are made at and as of a certain date), and Buyer shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed.

     7.2 No Actions of Proceedings. On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against the Sellers or the Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

     7.3 Deliveries to Sellers. Buyer shall have delivered to the Sellers:

                  (a) One or more Officer's Certificates, dated as of the Consummation Date, in form and substance reasonably satisfactory to Seller, certifying:

                           (i) to the effect  that the  conditions  set forth in
         Section 7.1and 7.2 of this Agreement have been satisfied in full;

                           (ii) that the resolutions of the Buyer's Board of Directors (a copy of which shall be attached to the Certificate) authorizing the execution, delivery and performance by the Buyer of the Buyer Transaction Documents and the purchase of the Acquired Company Shares and the transactions contemplated hereby have been approved and adopted;

                           (iii) a Certificate of Good Standing of the Buyer (a copy of which shall be attached to the Certificate and which shall not be dated more than 30 days prior to Consummation); and

                           (iv) a certificate of incumbency executed by the Sec-retary and each of the officers of the Buyer executing this Agreement and the documents delivered hereunder; and

                  (b) the Purchase Price, as adjusted in accordance with Section 1.2.

     7.4 Other Actions and Deliveries. Any actions required to be performed herein at or prior to Consummation shall have been performed and any other documents or other items required to be delivered hereunder to the Sellers at or prior to Consummation shall have been delivered.

8.       DAMAGE TO BUSINESS AND RISK OF LOSS.

     8.1 Risk of Loss or Damage to Business; Termination of Agreement. The risk of any loss or damage to the assets and business of the Acquired Company resulting from fire, theft or any other casualty (but excluding any loss or damage attributable to reasonable wear and tear) ("Damage") shall be borne by the Sellers at all times prior to the Consummation. In the event that any such Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of all or any material portion of the Business, within 60 days from the occurrence of the event resulting in such loss or damage, the Sellers shall immediately notify the Buyer in writing of the inability of the Acquired Company to resume normal operations or to replace or restore the lost or damaged assets. The Buyer, at any time within 10 days after receipt of such notice, may elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with the terms of this Agreement, or (b) to terminate this Agreement. If the Buyer elects to terminate this Agreement pursuant to this Section, the parties hereto shall stand fully released and discharged of any and all obligations hereunder.

     8.2 the Buyer's Election to Proceed. If the Buyer elects to consummate the transactions contemplated herein notwithstanding such Damage and does so, or in the event of damage to the Business which is not material, there shall be no diminution of the Purchase Price, and all insurance proceeds payable as a result of the occurrence of the event resulting in the Damage shall be delivered to the Buyer, or the rights thereto shall be assigned to the Buyer if not yet paid over to Seller, and the Shareholders shall pay to the Buyer the amount of any deductible associated with such insurance claims.

     8.3 Sellers' Responsibility to Repair. Notwithstanding the provisions of this Section 8, in the event of Damage to the Business which is not material damage (i.e., less than $10,000) to the business or assets of the Acquired Company, the Sellers shall have the full responsibility for the completion of all necessary repairs and/or restoration work with respect to such damage, whether or not such work is capable of being completed prior to the Consummation Date, in a manner which shall not reduce the value or amount of the assets or shareholders' equity of the Acquired Company, and shall promptly and with due diligence, in a prudent and workmanlike manner, proceed with such work, time being of the essence.

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

     9.1 Survival of Representations and Warranties. All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement (except for the following representations and warranties which will expire at consummation; 3.7, 3.12, 3.13, 3.14, 3.15 and 3.20); provided that the representations and warranties contained in this Agreement shall expire and be extinguished 18 months after the Consummation Date, except for representations and warranties relating to tax matters, which shall survive until the expiration of the statute of limitations with respect to liabilities related thereto, and the Parties' respective rights to make claims based thereon shall likewise expire and be extinguished on such dates.

     9.2 Indemnification and Payment of Damages by Shareholders. The Shareholders, jointly and severally, will indemnify and hold harmless the Buyer, the Acquired Company, and their respective representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Sellers in this Agreement or any certificate or document delivered by Sellers pursuant to this Agreement;

                  (b) any breach of any representation or warranty made by the Sellers in this Agreement as if such representation or warranty were made on and as of the Consummation Date;

                  (c) any breach by the Sellers of any covenant or obliga-tion of the Sellers in this Agreement;

                  (d) any product shipped or manufactured by, or any services provided by, the Acquired Company prior to the Consummation Date;

                  (e) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Sellers (or any person acting on their behalf) in connection with any of the transactions contemplated herein.

                  (f) All claims due by Owner will be paid in the same proportion of the Purchase price (50% in stock, 20% in cash and 30% in Note, if note is paid off then 50% stock and 50% in cash).

         The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

     9.3 Indemnification and Payment of Damages by Shareholders --Environmental Matters. In addition to the provisions of Section 9.2, the Shareholders, jointly and severally, will indemnify and hold harmless the Buyer, the Acquired Company, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                  (a) any environmental, health, and safety liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Consummation Date of the TV and Internet Systems or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Acquired Company has or had an interest, or
(B) any Hazardous Substances or other contaminants that were present on the TV and Internet Systems or such other properties and assets at any time on or prior to the Consummation Date; or (ii) (A) any Hazardous Substances or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by the Sellers or the Acquired Company or by any other person for whose conduct they are or may be held responsible at any time on or prior to the Consummation Date with respect to any property or assets in which the Acquired Company has or had an interest, or (B) any hazardous activities involving any Hazardous Substances that were, or were allegedly, conducted by any of the Sellers or by any other person for whose conduct they are or may be held responsible with respect to any property or assets in which the Acquired Company has or had an interest; or

                  (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any person, including any employee or former employee of the Shareholders or the Acquired Company or any other person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any hazardous activity with respect to any Hazardous Substances conducted or allegedly conducted with respect to the TV and Internet Systems or the operation of the Acquired Company prior to the Consummation Date, or from any Hazardous Substances that were (i) present or suspected to be present on or before the Consummation Date on or at the TV and Internet Systems (or present or suspected to be present on any other property, if such Hazardous Substance emanated or allegedly emanated from any of the TV and Internet Systems or any property or assets of the Acquired Company and was present or suspected to be present on or at any of the TV and Internet Systems or any property or assets of the Acquired Company on or prior to the Consummation Date) or (ii) released or allegedly released by the Shareholders or the Acquired Company or any other person for whose conduct they are or may be held responsible, at any time on or prior to the Consummation Date, with respect to any property or assets in which the Acquired Company has or had an interest.

     The Buyer will be entitled to control any cleanup, any related proceeding, and, except as provided in the following sentence, any other proceeding with respect to which indemnity may be sought under this Section 9.3. The procedure described in Section 9.6 will apply to any claim solely for monetary damages relating to a matter covered by this Section 9.3.

     9.4 Indemnification And Payment Of Damages By Buyer. The Buyer will indemnify and hold harmless the Shareholders, and will pay to the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (b) any breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with the Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated herein.

     9.5 Unsecured Promissory Note; Right Of Set-Off. Upon Buyer's notice to the Shareholders specifying in reasonable detail the basis for such set-off, the Buyer may set off, on a pro rata basis, any amount to which it may be entitled from the Shareholders under this Section 9 against amounts otherwise payable to the Shareholders hereunder or may give notice of a claim in such amount under the Unsecured Promissory Notes. The exercise of such right of set-off by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default hereunder, nor will it constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

     9.6 Indemnification with Respect to Third-Party Claims.

                  (a) Definitions. As used herein, a "Third-Party Claim" means Damages or potential Damages for which indemnification is claimed by the Buyer or any of the Shareholders (the "Indemnitee") under the provisions of this
Section 9 and which is consequent to a claim against the Indemnitee by a person, corporation, association, partnership or other business organization, or an individual, or a government, any political subdivision thereof or a governmental agency by commencement against the Indemnitee of a legal action or proceeding or receipt by the Indemnitee of an assertion of a claim for which indemnification is provided pursuant to this Section 9 by the Buyer or any of the Shareholders, as the case may be (the "Indemnitor").

                  (b) Notice of Claim. The Indemnitee will give notice of a Third-Party Claim to the Indemnitor, stating the nature thereof and Consummation copies of any complaint, summons, written assertion of such Third-Party Claim or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this
Section 9 until the Indemnitee shall have given initial written notice of its claim to the Indemnitor.

                  (c) Retention of Counsel by the Indemnitor. Except as hereinafter provided, the Indemnitor shall engage counsel to defend a Third-Party Claim, and shall provide notice to the Indemnitee not later than 15 business days following delivery by the Indemnitee to the Indemnitor of a notice of a Third-Party Claim, such notice to include an acknowledgment by the

Indemnitor that it will be liable in full to the Indemnitee for any Damages in connection with such Third-Party Claim. The Indemnitee will fully cooperate with such counsel. The Indemnitor will cause such counsel to consult with the Indemnitee as appropriate as to the defense of such claim, and the Indemnitee may, at its own expense, participate in such defense, assistance or enforcement, but the Indemnitor shall control such defense, assistance or enforcement. The Indemnitor will cause such counsel engaged by the Indemnitor to keep the Indemnitee informed at all times of the status of such defense, assistance or enforcement.

          (d)     Employment of Counsel by the Indemnitee.

                           (i) Notwithstanding the provisions of Section 9.6(c), the Indemnitee shall have the right to engage counsel and to control the defense of a Third-Party Claim if the Indemnitor shall not have notified the Indemnitee of its appointment of counsel and control of the defense of a Third-Party Claim pursuant to Section 9.6(c) within the time period therein provided.

                           (ii) Notwithstanding the engagement of counsel by the Indemnitor, the Indemnitee shall have the right, at its own expense, to engage counsel to participate jointly with the Indemnitor in, and to control jointly with the Indemnitor, the defense of a Third-Party Claim if (x) the Third-Party Claim involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have an effect on the conduct of the Indemnitee's business, or
         (y) the Third-Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Consummation Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Consummation Date, or (z) the claims involve monetary damages which could exceed Seller's Cap or the Buyer's Cap.

                           (iii) If the Indemnitee chooses to exercise its right to appoint counsel under this Section 9.6(d), the Indemnitee shall deliver notice thereof to the Indemnitor setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Indemnitee may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Indemnitee shall thereupon have the right to appoint such counsel.

                           (iv) The reasonable  fees and expenses of counsel and
         any accountants, experts or consultants engaged by the Indemnitee in accordance with the provisions of Section 9.6(d)(i) in connection with defending a Third-Party Claim shall be paid by the Indemnitor in accordance with the provisions of this Section 9. If the Indemnitee's employment of counsel is for a Third-Party Claim of the type described in subdivision (ii)(y) or (ii)(z) of this Section 9.6(d), then subject to the provisions of Section 9.6(e), the amount of fees and expenses so payable by the Indemnitor shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third-Party Claim for which the Indemnitee is indemnified pursuant to this Section 9 and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third-Party Claim is successful (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which the Indemnitee is indemnified pursuant to this Section 9), the Indemnitee and the Indemnitor will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by the Indemnitor.

                  (e)      Settlement of Third-Party Claims.

                           (i) The Indemnitor may settle any Third-Party Claim solely involving monetary damages only if the amount of such settlement is to be paid entirely by the Indemnitor pursuant to this Section 9.

                           (ii) The Indemnitor will not enter into a settlement of a Third-Party Claim which involves a non-monetary remedy or which will not be paid entirely by the Indemnitor pursuant to this Section 9 without the written consent of the Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned).

                           (iii) Indemnitee will not enter into a settlement of a Third-Party Claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, under the circumstances described in subdivision (i) of Section 9.6(d), if the Indemnitor has accepted all or any portion of the liability for such
         Third-Party Claim. Otherwise, the Indemnitee shall be free to compromise, defend and settle Third-Party Claims without prejudice to any of its rights hereunder or under applicable law and without prejudice to its right to assert a claim that such claim is not valid.

                           (iv) As to any Third-Party Claim of the type described in subsection (ii)(y) or subsection (ii)(z) of Section 9.6(d), the Indemnitee and the Indemnitor shall consult as to any proposed settlement. If the Indemnitee notifies the Indemnitor that it wishes to accept a proposed settlement and the Indemnitor is unwilling to do so, if the amount for which the Third-Party Claim is ultimately resolved is greater than the amount for which the Indemnitee desired to settle, then (x) the Indemnitee shall be liable only for the amount, if any, which it would have paid had the Third-Party Claim been settled as proposed by the Indemnitee, and (y) all reasonable attorneys' fees and expenses and costs of suit incurred by the Indemnitee subsequent to the time of the proposed settlement shall be paid or reimbursed by the Indemnitor.

                           (v) In determining whether to accept or reject any settlement proposal, each party shall act in good faith and with due regard for the reasonable commercial and financial interests of the other.

                  (f) Claims as to Which Indemnification Is Partially Payable. Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third-Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Consummation Date, the Indemnitee and the Indemnitor shall negotiate in good faith as to the portion of such Third-Party Claim as to which such indemnification is payable.

                  (g) Cooperation, etc. The Indemnitee and the Indemnitor shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Indemnitor and Indemnitee shall enter into such confidentiality and other


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

 non-disclosure agreements as the Indemnitee or Indemnitor, as the case may be, shall reasonably request in order to protect trade secrets and other confidential or proprietary information of the Indemnitee or Indemnitor, as the case may be.

10.      TERMINATION.

     10.1 Termination by Mutual Agreement. This Agreement may be terminated prior to Consummation (i) by mutual agreement of Seller and Buyer or (ii) by Buyer in the event of a substantial loss under Section 9. In such event, this Agreement shall terminate and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 13, 14.5,
14.6 and 14.7 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.

     10.2 Buyer's Default. In the event that the transactions contemplated by this Agreement are not consummated on the Consummation Date (if and as extended) due to Buyer's failure or refusal to close, and all of the conditions specified in Section 6 (other than deliveries to be made at the Consummation) shall have been satisfied or tendered, this Agreement after 180 days shall be automatically terminated, and the Sellers shall be entitled pursue any and all of their equitable and legal causes of action against the Buyer.

     10.3 Seller's Default. In the event that the transactions contemplated by this Agreement are not consummated on the Consummation Date (if and as extended) due to the Sellers' failure or refusal to close, and all of the conditions specified in Section 7 (other than deliveries to be made at the Consummation) shall have been satisfied or tendered, this Agreement shall be extended 120 days and then automatically terminated, and the Buyer shall be entitled pursue any and all of its equitable and legal causes of action against Seller.

     10.4 Termination by Buyer or Seller. This Agreement may be terminated by the Buyer or the Seller at any time after the Termination Date in the event that any condition to the terminating party's obligations set forth in Sections 6 or 7 hereof (other than deliveries to be made at the Consummation) has not been (i) satisfied or tendered by the party owing performance or (ii) waived by the terminating party (provided that the failure of such condition is not due to the breach of the terminating party), and upon such termination, neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 13, 14.5, 14.6 and 14.7 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.

11. NOTICE. All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally, (ii) by registered or certified mail, return receipt requested, postage prepaid,
(iii) by overnight courier, or (iv) by legible facsimile transmission, in all cases addressed as follows:

                               To Buyer:

                                    NexHorizon Communications, Inc.
                                    9737 Wadsworth Parkway
                                    Westminster, CO 90021

                                    Attn: Calvin D. Smiley, Sr., CEO

                               With a copy to:
                                    Michael Littman
                                    Attorney at Law
                                    7609 Ralston Road
                                    Arvada CO

                               To Seller:
                                    National City Cable, Inc..
                                    396 E Street
                                    Chula Vista, CA 91910

                                    Attention: Barbara Altbaum

                               With a copy to:

                                    Higgs Fletcher & Mack
                                    Attorney at Law
                                    Attn: Richard W. Sweat
                                    401 West A Street, Suite 2600
                                    San Diego, CA 92101

or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

12. BROKERAGE COMMISSION. The Buyer and Sellers represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each directly with the other without intervention of any person. Each Party to this Agreement indemnifies each other Party and holds it harmless against and in respect of any claim against the other for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby by the indemnifying party's employees, agents or consultants.

13. APPLICABLE LAW; JURISDICTION AND VENUE. The construction, interpretation and enforcement of this Agreement and the rights of the Parties hereunder shall be governed by the laws of the State of California without regard to any jurisdiction's conflicts of law provisions. The Parties agree that jurisdiction and venue for any action arising out of this Agreement or the subject matter hereof shall lie only in the federal or state courts sitting in California, and the Parties hereby waive any objection to jurisdiction or venue in such courts.

14.      MISCELLANEOUS.

     14.1 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

     14.2 Assignment. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties; provided, however, that the Buyer may assign this Agreement to one or more of the subsidiaries or affiliates of the Buyer, without the prior written consent of any of the Sellers, provided the Buyer remains primarily liable to fully perform the terms of this Agreement; provided, further that such assignment does not cause any consent or approval required to be obtained hereunder to be withheld, delayed or otherwise conditioned.

     14.3 Entire Agreement. This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either party to the Agreement shall be binding if made in writing and signed by the applicable party.

     14.4 Interpretation. Section titles and headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections, subsections, Schedules or Exhibits contained in this Agreement are references to the Sections and subsections of this Agreement and the Schedules or Exhibits described on the list immediately following the signature page hereto and attached hereto. All references to the word "including" shall have the meaning represented by the phrase "including without limitation." All references to the "Sellers" or the "Shareholders" shall mean any or all of the same as the context may permit, subject to any specific provisions to the contrary.

     14.5 Expenses. Each of the Sellers and the Buyer shall pay its own attorneys, accountants, advisors, investment bankers, brokers and other expenses in connection with the transaction contemplated hereby.

     14.6 Confidentiality.

                  (a) Any and all information obtained by the Buyer from Sellers in connection with the transactions contemplated by this Agreement which is confidential in nature (collectively, the "Evaluation Material") shall be kept strictly confidential by Buyer prior to the Consummation Date; provided, however, that any Evaluation Material may be disclosed to agents, employees, officers, directors, investors, advisors and other representatives of the Buyer who need to know such Evaluation Material (it being agreed that such representative shall be informed by the Buyer of the confidential nature of such Evaluation Material and shall be directed to deal with such Evaluation Material confidentially) and, further, may be disclosed to the extent required by law, including applicable securities laws, or by written or oral question or request for information or documents in legal proceedings, interrogatories, subpoenas, civil investigative demands or similar processes. For purposes of this Agreement, the term "Evaluation Material" does not include information which (a) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer representative in violation of the terms hereof, (b) was available on a non-confidential basis prior to disclosure to Buyer by Seller or any of its directors, officers, employees, agents or representatives, or (c) becomes available to Buyer on a non-confidential basis from a source (other than Seller or any of its directors, officers, employees, agents or representatives) which is not bound by a confidentiality agreement with Seller.

                  (b) The above provisions in clause (a) above shall apply likewise to the Sellers with respect to any such information provided by the Buyer to the Sellers, all references in clause (a) above to the "Buyer" being replaced by the "Sellers," and all references in clause (a) above to the "Sellers" being replaced by the "Buyer."

     14.7 Public Announcements. Neither the Buyer nor the Sellers shall, without the approval of the other Parties (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law (including any legal obligation imposed on the Buyer in connection with its status as a publicly-held corporation), in which case the other party shall be advised and the Buyer and the Sellers shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     14.8 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions contained in Section 11. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     14.9 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated hereby to be unreasonable.

     14.10 Incorporation by Reference. Any and all Schedules, Exhibits or Recitals referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.

 NexHorizon Communications, Inc.            National City Cable, Inc.




 By:                                        By:
    --------------------------------           ---------------------------------
     Calvin D. Smiley, Sr. President        Name _______________________________
                                            and Title:__________________________





 THE SHAREHOLDERS:



------------------------------------------
 Barbara Altbaum


------------------------------------------



------------------------------------------








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